SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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PART I-CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commission File No. 000-53263

Date of Report (Date of earliest event reported): July 15, 2010

CHINA LITHIUM TECHNOLOGIES, INC.
(Name of Registrant in its Charter)

Nevada	41-1559888
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 West 39th Street Suite 14B, New York, NY 10018
(Address of principal executive offices)

212-391-2688
(Registrant's telephone number including area code) .

PI SERVICES, INC.
(Former Name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers;

Xin Xu, the Registrant's former Chief Executive Officer("CEO") resigned effective on July 15, 2010 to pursue his other personal interests. He had no disagreement with the Registrant regarding the management and other corporate governance. On the same day, Kun Liu, the Registrant's President and Chairman of the Board of Directors, was appointed as the CEO by the Board of Directors.

Mr. Liu is the founder of Beijing Guoqiang Global Science & Technology Development Co., Ltd. ("Beijing Guoqiang"). Beijing Guoqiang is the operating entity that is exclusively controlled by the Registrant through a contractual arrangement generally identified as "entrusted management." He has been the President and Chairman of the Registrant since March 2010 and the Chairman of Beijing Guoqiang since 2007. From 2004 to 2006, he was president in Beijing Ulong Runsheng S&T Development Co.,Ltd. a company engaged in manufacturing related battery products like protected board, charger, etc. From 2002 to 2004, he was general manager in Tianjin Runyi S&T Development Co., Ltd. a company engaged in research and development of power Lithium batteries. Mr. Liu's biographical information is incorporated by reference Mr. Liu has a Master of Engineering of Industry Engineering Department in Tsinghua University. As the founder of the Registrant's business, Mr. Liu has served the Registrant for three years and his abundant knowledge of the lithium ion battery industry and leadership skills qualify him as the Registrant's CEO and Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
July 18, 2010	CHINA LITHIUM TECHNOLOGIES, INC.

By: /s/ Kun Liu
Kun Liu, President